United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 3, 2012

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 3, 2012, the U.S. District Court for the District of Idaho signed Final Judgment in the Securities and Exchange Commission (the “SEC”) case pursuant to the Consent that the Company and Mr. Anthony Maher, its former CEO, had previously executed.   Without admitting or denying the allegations of the Complaint, the Company and Mr. Maher consented to the entry of the Final Judgment which, among other things: permanently restrained and enjoined the Company from violations of, and permanently restrained and enjoined Mr. Maher from aiding and abetting violations of, Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 12b-20, 13a-1, and 13a-11 thereunder; permanently restrained and enjoined Mr. Maher from violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; permanently restrained and enjoined Mr. Maher from violations of Section 13(a) of the Exchange Act and Rule 13a-14 thereunder; barred Mr. Maher from serving as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act, as amended, or that is required to file reports pursuant to Section 15(d) of the Exchange Act, for a period of five years from the date of the entry of the Final Judgment; and ordered Mr. Maher to pay a civil penalty in the amount of $100,000 to be paid in equal quarterly amounts of $25,000.

Item 9.01 Exhibits

Exhibit No.

Exhibit Description

99.1

SEC Judgment signed January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	January 4, 2012	By:	/s/ Leann R. Gilberg
Leann R. Gilberg
CFO

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